Exhibit   23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation in this registration statement on Form SB-2 of our report dated March 5, 2002 (with respect to the last paragraph in Note 1, April 15, 2002 and with respect to the last paragraph in Note 9, December 20, 2002) on the financial statements of NUWAVE Technologies, Inc. as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts."

/s/ Eisner LLP
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Florham Park, New Jersey
December 26, 2002